As filed with the Securities and Exchange Commission on January 17, 2018
Registration No. 333-212783

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Southern Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-0690070 (I.R.S. Employer Identification No.)
30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia (Address of principal executive offices)	30308 (Zip Code)
AGL RESOURCES INC. RETIREMENT SAVINGS PLUS PLAN
NICOR GAS THRIFT PLAN
THE SOUTHERN COMPANY EMPLOYEE SAVINGS PLAN
(Full title of the plans)

MELISSA K. CAEN, ASSISTANT SECRETARY
THE SOUTHERN COMPANY
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(Name and address of agent for service)
(404) 506-5000
(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

ART P. BEATTIE Executive Vice President and Chief Financial Officer THE SOUTHERN COMPANY 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308	ERIC A. KOONTZ TROUTMAN SANDERS LLP 600 Peachtree Street, N.E. Suite 5200 Atlanta, Georgia 30308-2216
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
On July 29, 2016, The Southern Company (the “Company” or the “registrant”) filed a registration statement on Form S-8 (Registration No. 333-212783) (the “Original Registration Statement”) with the Securities and Exchange Commission to register 7,500,000 shares of the Company’s Common Stock, par value $5 per share (the “Common Stock”), that were available for issuance under the AGL Resources Inc. Retirement Savings Plus Plan (the “AGLR Plan”) and 500,000 shares of Common Stock that were available for issuance under the Nicor Gas Thrift Plan (together with the AGLR Plan, the “Old Plans”).

Effective January 1, 2018 (the “Effective Date”), the Old Plans were merged with and into The Southern Company Employee Savings Plan (the “Plan”) and individuals previously eligible to participate in the Old Plans became eligible to participate in the Plan. The Company has previously registered shares of Common Stock to be issued under the Plan on the registration statement on Form S-8 (Registration No. 333-208173), filed on November 23, 2015.

As of the Effective Date, no new shares of Common Stock will be granted under the Old Plans. The 5,104,157 shares of Common Stock previously registered and reserved for issuance under the Old Plans and remaining unissued as of the Effective Date will become available for issuance under the Plan (the “Carryover Shares”).

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the registrant disclose a material change in the plan of distribution as it was disclosed in the Original Registration Statement, the registrant is filing this Post-Effective Amendment No. 1 to the Original Registration Statement (as amended, the “Registration Statement”) to reflect that, as of the Effective Date, the Carryover Shares may be issued under the Plan and to file as an exhibit hereto a copy of the Plan and a new opinion as to the validity of the Carryover Shares.

This Post-Effective Amendment No. 1 to the Original Registration Statement amends and supplements the items listed below. All other items of the Original Registration Statement are incorporated herein by reference without change.

PART II    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The documents listed below are incorporated by reference in this Registration Statement; and all documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post‑effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided however, the registrant is not incorporating any information filed under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise.

(a)	(1)	The registrant’s Annual Report on Form 10‑K for the year ended December 31, 2016.
	(2)	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2016 (File No. 001-03526).
(b)	(1)
The registrant’s Current Reports on Form 8‑K dated January 6, 2017 (Item 8.01 only), January 31, 2017 (Item 8.01 only), March 2, 2017 (Item 8.01 only), March 16, 2017, March 29, 2017, April 3, 2017 (Item 8.01 only), April 28, 2017, May 1, 2017 (Item 8.01 only), May 12, 2017, May 24, 2017, June 3, 2017, June 5, 2017 (two reports; Items 8.01 only), June 9, 2017, June 22, 2017, June 28, 2017 (two reports), June 30, 2017 (Item 8.01 only), July 20, 2017, July 27, 2017, August 21, 2017, August 31, 2017, October 19, 2017, November 2, 2017, November 17, 2017, November 30, 2017, December 8, 2017 and December 21, 2017.

	(2)	The registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017.
(c)		The description of the registrant’s Common Stock contained in Registration No. 333-202413 filed under the Securities Act of 1933, as amended.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.

Exhibit Number
4.1	-
Composite Certificate of Incorporation of the Company, reflecting all amendments thereto through May 26, 2016. (Designated in Registration No. 33-3546 as Exhibit 4(a), in Certificate of Notification, File No. 70-7341, as Exhibit A, in Certificate of Notification, File No. 70-8181, as Exhibit A, in Form 8-K dated May 26, 2010, File No. 1-3526, as Exhibit 3.1, and in Form 8-K dated May 25, 2016, File No. 1-3526, as Exhibit 3.1.)

4.2	-	By-laws of the Company as amended effective May 25, 2016, and as presently in effect. (Designated in Form 8-K dated May 25, 2016, File No. 1-3526, as Exhibit 3.2.)
4.3	-	The Southern Company Employee Savings Plan, Amended and Restated Effective January 1, 2018.
5.1	-	Opinion of Troutman Sanders LLP, counsel to the Company.
23.1	-	Consent of Troutman Sanders LLP (included in Exhibit 5.1 above).

Exhibit Number
23.2	-	Consent of Deloitte & Touche LLP.
23.3	-	Consent of Warren Averett, LLC related to The Southern Company Employee Savings Plan.
24.1	-	Power of Attorney and Resolution. (Designated in Form S-8 filed July 29, 2016, File No. 333-212783, as Exhibit 24.1.)

Exhibits listed above which have previously been filed with the Securities and Exchange Commission and which were designated as noted above are incorporated herein by reference.

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the Company hereby undertakes that the Plan and any amendments thereto have been submitted to the Internal Revenue Service (the “IRS”) to the extent required in a timely manner and all changes required by the IRS have been made in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, The Southern Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 17, 2018.

THE SOUTHERN COMPANY

By:	Thomas A. Fanning
Chairman, President and Chief Executive Officer

By:	/s/Melissa K. Caen
Melissa K. Caen Attorney-in-Fact
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE		TITLE	DATE
Thomas A. Fanning		Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

Art P. Beattie		Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Ann P. Daiss		Comptroller and Chief Accounting Officer (Principal Accounting Officer)
Juanita Powell Baranco
Jon A. Boscia
Henry A. Clark III
David J. Grain
Veronica M. Hagen
Warren A. Hood, Jr.
Linda P. Hudson
Donald M. James
John D. Johns
Dale E. Klein
William G. Smith, Jr.
Larry D. Thompson
E. Jenner Wood III
Directors
By:	/s/Melissa K. Caen	January 17, 2018
Melissa K. Caen Attorney-in-Fact

The Southern Company Employee Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 17, 2018.

THE SOUTHERN COMPANY EMPLOYEE SAVINGS PLAN
By:	/s/Nancy E. Sykes
Nancy E. Sykes, Chair of the Benefits Administration Committee